AMENDMENT TO
PREFERRED STOCK PURCHASE AGREEMENT
DATED DECEMBER 4, 2009

THIS AMENDMENT (this “Amendment”), dated as of this 22nd day of April, 2010, is made by and between MedClean Technologies, Inc., a Delaware corporation (the “Company”), and Socius Capital Group, LLC, a Delaware limited liability company, dba Socius Life Sciences Capital Group, LLC (including its designees, successors and assigns, “Investor”).

WITNESSETH:

WHEREAS, the Company and the Investor are parties to a Preferred Stock Purchase Agreement, dated December 4, 2009 (the “Preferred Stock Purchase Agreement”); and

WHEREAS, the Company and the Investor have each separately determined that it is in the parties’ collective best interests to amend the Preferred Stock Purchase Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Investor do hereby agree as follows:

(1)	The Company and the Investor hereby agree to replace Section 2.3(g) of the Preferred Stock Purchase Agreement in its entirety with the language attached hereto in Exhibit A

(2)	The Company and the Investor hereby agree to continue to be bound by the terms and conditions of the Preferred Stock Purchase Agreement.

(3)
The Company and the Investor represent and warrant to each other that all necessary action taken by the parties for the authorization, execution and delivery of this Amendment and the performance of its obligations thereunder have been duly taken and this Amendment, when executed and delivered by the Company, assuming due execution and delivery of this Amendment by the Investor, shall constitute a legally binding obligation of the Company and the Investor, enforceable against each of them in accordance with its terms.

(4)
This Amendment contains the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

(5)
This Amendment applies only to the specific instances set forth herein.  No other amendment by the Company and the Investor is granted or intended except as expressly set forth herein, and the Company and the Investor expressly reserve the right, now and at all times hereafter, to require strict compliance with the terms of the Preferred Stock Purchase Agreement in all other respects, whether in connection with any future transaction in respect of similar matters to those amended herein, or otherwise.

(6)
It is the intention of the parties hereto that this Amendment and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Amendment, the law of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

(7)	This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

(8)
In case any provision of this Amendment shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Amendment, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[-Signature page follows-]

IN WITNESS WHEREOF, this Amendment has been executed as of this 22nd day of April, 2010.

MEDCLEAN TECHNOLOGIES, INC.

By: David Laky
Name: David J. Laky
Title:   President and Chief Executive Officer

By: Cheryl K. Sadowski
Name:  Cheryl K. Sadowski
Title:    Treasurer and Chief Financial Officer

SOCIUS LIFE SCIENCES CAPITAL GROUP, LLC

By: Terry Peizer
Name:  Terry Peizer
Title:    Managing Director

Exhibit A

Amendment to Section 2.3(g) of
the Preferred Stock Purchase Agreement

2.3(g)                      Limitation on the Obligations to Purchase and Sell.  Notwithstanding any other provision contained herein, in the event the Closing Bid Price or Closing Sale Price of the Common Stock during any one or more of the 9 Trading Days following the Tranche Notice Date falls below 75.0% of the Closing Bid Price on the Tranche Notice Date the Tranche Closing shall not occur.